UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 28, 1996

                                  Equisure Inc.
             (Exact name of registrant as specified in its Charter)

        Minnesota                  0-23178                   41-1309882
(State of Incorporation)   (Commission file number) (IRS Employer Identification
                                                               Number)


             527 Marquette, Suite 1800, Minneapolis, Minnesota 55402
               (Address of principal executive office) (Zip Code)

Registrant's telephone number (612) 338-3738



Item 6:  Resignation of Director

         Terrance George Green was elected a member of the Board of Directors at the shareholder meeting on May 10, 1996, however, on June 21, 1996 he declined the office. There were no disagreements with the registrant on any matter relating to the registrant's operations, policies or practices.

         A copy of the letter from Mr. Green declining the position is attached as an exhibit.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed by the President.


                                            Equisure, Inc.


                                            /S/ D. J. Sachman